CERTAIN CONFIDENTIAL TREATMENT CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




                                                                  EXHIBIT 10.15




                        DEVELOPMENT AND LICENSE AGREEMENT

                                     Between

                            FIRST VIRTUAL CORPORATION

                                       And

                   ADVANCED TELECOMMUNICATIONS MODULES LIMITED





                                February 25, 1994

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 - DEFINITIONS                                                       1
        1.1      "ATML's ATM Technology"                                      1
        1.2      "Buyer"                                                      1
        1.3      "Confidential Information"                                   2
        1.4      "Developed Products"                                         2
        1.5      "FVC Technology"                                             2
        1.6      "Global Office Market"                                       2
        1.7      "Intellectual Property Rights"                               2
        1.8      "Joint Development Program"                                  2
        1.9      "Jointly Developed Technology"                               2
        1.10     "Licensed Party"                                             3
        1.11     "Licensing Party"                                            3
        1.12     "Licensed Products"                                          3
        1.13     "Net Product Revenues"                                       3
        1.14     "OEM Purchase Agreement"                                     3
        1.15     "Olivetti Technology"                                        3
        1.16     "Procured Products"                                          3
        1.17     "Products"                                                   3
        1.18     "Seller"                                                     3

Article 2 - Joint Development Program                                         3
        2.1    Joint Development Program                                      3
        2.2    Term; Extension                                                4
        2.3    Development Expenses                                           4
        2.4    Additional Partners                                            4
        2.5    Market Intelligence and Product Positioning                    4
        2.6    Reports; Inspection                                            4

ARTICLE 3 - OWNERSHIP AND LICENSES                                            4
        3.1    License to ATML Technology                                     4
        3.2    License to FVC Technology                                      5
        3.3    Cross Licenses to Jointly Developed Technology                 6
        3.4    Ownership of Jointly Developed Technology.                     6
        3.5    Exchange of Information Outside of the Scope of
               the Joint Development Program                                  6
        3.6    Dual Exclusivity                                               6
        3.7    Grant-Back License                                             7
        3.8    Marketing Rights for New Products                              7
        3.9    Olivetti Marketing Participation                               7
        3.10   Delivery of  Technology                                        7

                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page

Article 4 - Manufacturing and Technical Assistance                            8
        4.1      Technical Assistance                                         8
        4.2      Manufacturing; Most Favored Nations Pricing                  9
        4.3      Standby Manufacturing License for Procured Products          9
        4.4      Shortages of Procured Products                              10

Article 5 - Royalties                                                        10
        5.1      Royalty Obligation                                          10
        5.2      Payment                                                     11
        5.3      Records, Audit                                              11

Article 6 - Confidential Information                                         11
        6.1      Obligation                                                  11
        6.2      Return of Materials                                         11
        6.3      Injunctive Relief                                           12

Article 7 - Representations and Warranties                                   12
        7.1      Warranties by ATML                                          12
        7.2      Warranties by FVC                                           13

Article 8 - Indemnity And Infringement of Third-Party Rights                 13
        8.1      Indemnity Obligation                                        13
        8.2      Options                                                     13
        8.3      Conditions Precedent For Indemnities                        14

Article 9 - Termination                                                      14
        9.1      Termination                                                 14
        9.2      Effect of Termination                                       14
        9.3      Survival                                                    14
        9.4     Assignments and Sublicenses                                  15

Article 10 - Miscellaneous                                                   15
        10.1      Assignment                                                 15
        10.2      Force Majeure                                              15
        10.3      Entire Agreement; Amendment                                15
        10.4      Notices                                                    15
        10.5      Governing Law and Construction                             15
        10.6      Severability                                               16
        10.7      No Waiver                                                  16
        10.8      Section Headings                                           16

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page

        10.9      Independent Contractor                                     16
        10.10     Disputes                                                   16

                        DEVELOPMENT AND LICENSE AGREEMENT


        This DEVELOPMENT AND LICENSE AGREEMENT ("Agreement") is entered into as of the 25th day of February, 1994, by and between FIRST VIRTUAL CORPORATION ("FVC"), a California corporation with its principal place of business located at 3333 Octavius Drive, Suite B, Santa Clara, CA 95054; and ADVANCED TELECOMMUNICATIONS MODULES LIMITED ("ATML"), a corporation organized under the laws of Great Britain with its registered office located at Home Farm, Fowlmere Road, Heydon, Nr. Royston, Herts, SG8 8PZ England.

                                    RECITALS

        WHEREAS, ATML has entered into a License and Technical Co-Operation Agreement with Ing. C. Olivetti & C., S.p.A. ("Olivetti") and its subsidiary Olivetti Research Limited ("ORL") dated as of______, 1993 (the "Olivetti Agreement") which grants to ATML certain rights to the Asynchronous Transfer Mode Technology (as defined therein); and

        WHEREAS, FVC desires to obtain from ATML certain rights to ATML's ATM Technology, as defined hereafter; ATML desires to obtain from FVC certain rights to the FVC Technology, as defined hereafter; and the parties desire to grant such rights to each other; and

        WHEREAS, the parties desire to make certain joint developments based upon ATML's ATM Technology and to cross-license such joint developments; and

        WHEREAS, the parties desire to purchase from each other and market certain products;

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        As used in this Agreement, the capitalized terms shall have the meanings set forth below:

        1.1. "ATML'S ATM TECHNOLOGY" shall mean all information, inventions, technology, developments, processes, source and object code and other copyrightable works and designs, including without limitation any improvements, enhancements and modifications thereto, owned or controlled by ATML (with the right to sublicense others) as of the Effective Date, including without limitation, the Olivetti Technology, all as set forth, without limitation, on Exhibit A, together with such additional technology owned or controlled by ATML and not already licensed to FVC hereunder as ATML and FVC may mutually agree by adding it after the Effective Date to Exhibit A hereunder.

        1.2 "BUYER" shall mean the party purchasing Procured Products from the other party pursuant hereto.

        1.3 "CONFIDENTIAL INFORMATION" shall mean, if applicable, the following items which are owned by either party or as to which such party has an obligation to keep confidential: all information, computer programming language, know-how, technical data, ideas, techniques, devices, inventions, improvements, technology, trade secrets, developments, process, designs, methods, plans, specifications, algorithms and other mathematical formulae, source and object codes, plans for research and development, new products, marketing or selling, and information about licenses, prices, costs, suppliers, customers and compensation of such party's employees and independent contractors, whether in oral, written, graphic or electronic form. The term Confidential Information shall not include any item of information which (a) the receiving party can prove was in its possession prior to disclosure thereof by the disclosing party,
(b) is or becomes generally available to the public other than as a result of any action by the receiving party or the parties to whom the receiving party is permitted to disclose hereunder, (c) is rightfully disclosed to the receiving party by a third party without the imposition on the receiving party of any confidentiality obligation or restrictions on use or (d) the disclosing party states in writing should not be considered to be confidential.

        1.4 "DEVELOPED PRODUCTS" shall mean those products, systems and services to be developed by the parties under the Joint Development Program.

        1.5 "FVC TECHNOLOGY" shall mean all information, inventions, technology, developments, processes, source and object code and other copyrightable works and designs, including without limitation any improvements, enhancements and modifications thereto, owned or controlled by FVC (with the right to sublicense others) during the term of this Agreement and not already licensed to ATML hereunder as FVC and ATML may mutually agree by adding it to Exhibit A hereunder.

        1.6 "GLOBAL OFFICE MARKET" shall mean the worldwide market for use in connection with commercial businesses, corporations or entities, governmental agencies or entities and nonprofit corporations. The "Global Office Market" shall not include uses designed primarily for home or residential purposes or uses designed primarily for the purpose of providing telecommunications services to a commercial business, such as services provided by PTTs and telephone companies.

        1.7 "INTELLECTUAL PROPERTY RIGHTS" shall mean trade secrets, patent, copyright, mask work, "moral" or other similar rights under all jurisdictions throughout the world.

        1.8 "JOINT DEVELOPMENT PROGRAM" shall mean that program for the development of the Products as set forth on Exhibit B hereto.

        1.9 "JOINTLY DEVELOPED TECHNOLOGY" shall mean all information, inventions, technology, developments, processes, source and object code and other copyrightable works, and designs arising out of ATML's and/or FVC's development activities hereunder (including development activities of each party's partners under Section 2.4 hereof and to which such party has sublicensable rights) and including any improvements, enhancements and modifications thereto created or reduced to practice during the term of the Joint Development Program.

        1.10 "LICENSED PARTY" shall mean the party receiving a license to the technology in question pursuant to Article 3 of this Agreement

        1.11 "LICENSING PARTY" shall mean the party granting a license to the technology in question pursuant to Article 3 of this Agreement.

        1.12 "LICENSED PRODUCTS" shall mean any products, systems and services incorporating any of the ATML ATM Technology developed, manufactured or sold by or for FVC and any products, systems and services incorporating any of the FVC Technology developed, manufactured or sold by or for ATM, pursuant to licenses granted hereunder.

        1.13 "NET PRODUCT REVENUES" shall mean all sums invoiced by the Licensed Party for sales, leases, licenses, rentals or other conveyances for value of Licensed Products, but not including amounts invoiced for taxes, duties, insurance, shipping costs, installation, maintenance, consultation, training, interest, finance charges, refunds, credits, rebates or allowances, regardless of whether such amounts are separately invoiced.

        1.14 "OEM PURCHASE AGREEMENT" shall mean a mutually acceptable bilateral form of purchase agreement containing reasonable terms and conditions under which the parties will purchase any Procured Products from each other.

        1.15 "OLIVETTI TECHNOLOGY" shall mean the Licensed Technology, as defined and licensed to ATML pursuant to the Olivetti Agreement.

        1.16 "PROCURED PRODUCTS" shall mean ATML, products or FVC products purchased by the other party from the list of such products set forth on Exhibit C hereto, as such list shall be updated by mutual written agreement at least quarterly.

        1.17 "PRODUCTS" shall mean Developed Products, Licensed Products and/or Procured Products, as the context requires.

        1.18 "SELLER" shall mean the party selling Procured Products to the other party pursuant hereto.


                                    ARTICLE 2

                            JOINT DEVELOPMENT PROGRAM


        2.1 JOINT DEVELOPMENT PROGRAM. ATML and FVC shall each use reasonable efforts to develop the Developed Products in accordance with the Joint Development Program and on the terms and conditions set forth herein. The parties have agreed to an initial Joint Development Program plan, attached hereto as Exhibit B, and they each acknowledge that such Joint Development Program plan shall be updated on a quarterly basis by ATML and FVC, including without limitation by establishing a mutually agreeable schedule for such development activities.

        2.2 TERM; EXTENSION. The Joint Development Program shall commence on the Effective Date and shall terminate on the second anniversary thereof, subject to extension by mutual written consent of the parties and to termination pursuant to Section 9.1 below.

        2.3 DEVELOPMENT EXPENSES. Each party shall bear its own costs and expenses relating to the development activities performed by it in connection with the Joint Development Program.

        2.4 ADDITIONAL PARTNERS. FVC and ATML agree that one of the goals of the Joint Development Program is to obtain appropriate partners to develop and manufacture certain components of the Products and to manufacture directly high value-added components of and software for the Products.

        2.5 MARKET INTELLIGENCE AND PRODUCT POSITIONING. During the term of the Joint Development Program, the parties will exchange marketing information on the Products for the purpose of (a) giving inputs to their respective R&D groups on market requirements, (b) optimizing product positioning and (c) improving the respective market visibility for a better definition of product strategy.

        2.6 REPORTS; INSPECTION. ATML and FVC shall each provide to the other party monthly written reports setting forth the status of the developments under the Joint Development Program and shall allow the other party reasonable access to its facilities to inspect the advancement of such developments.

                                    ARTICLE 3

                             OWNERSHIP AND LICENSES

        3.1     LICENSE TO ATML TECHNOLOGY.

                (a) ATML hereby grants to FVC a perpetual, worldwide, non-sublicensable (except with respect to end-user binary code software licenses and except as permitted under Section 9.4 below) license under ATML's ATM Technology, including a sublicense under the Olivetti Technology, to (i) develop the Developed Products in accordance with the Joint Development Program and (ii) make, have made, sell, lease, copy, modify, distribute or otherwise exploit products, including without limitation the Licensed Products and the Developed Products. The license to Licensed Products shall bear a royalty as set forth in
Article 5 below. Notwithstanding anything to the contrary provided herein, those items of ATML's ATM Technology that are identified as Procured Products on Exhibit C shall not be deemed included in the rights granted FVC under this
Section 3.1 (a), other than for the right to buy such items from ATML in the form of Procured Products and for the right to incorporate them in Licensed Products made by or for FVC.

                (b) Such license to sell, lease or distribute shall be exclusive in the Global Office Market (except as provided in the last sentence of this Section 3.1 (b) and in Sections 3.1 (c) and 3.1 (d) below) for the period commencing on the Effective Date and ending on the later of (a) March 31, 1995 or (b) twelve (12) months after the date on which FVC has shipped or otherwise provided its first Licensed Products to its first commercial customer. Thereafter such license shall continue on a non-exclusive basis. Notwithstanding such exclusivity, ATML shall retain such rights under ATML's ATM Technology and Jointly Developed Technology for the Global Office Market after March 31, 1995 for Europe and after December 31, 1995 for all other markets (i.e., ATML and FVC shall each have such rights).

                (c) Notwithstanding such exclusive rights, FVC acknowledges that ATML shall, have the right to grant to investors holding at least 10% of ATML's equity (i.e., voting share capital) the right to lease, sell or distribute any and all products based on or incorporating the ATML ATM Technology directly or indirectly in any market under their respective trademarks or names.

                (d) FVC acknowledges that ATML's license to the Olivetti Technology under the Olivetti Agreements is non-exclusive except that Olivetti and its Affiliates (as defined therein) have covenanted not to exercise their right to make or have made equipment based on the Olivetti Technology so long as ATML fulfills the requirements of Olivetti and its Affiliates for products based on the Olivetti Technology, in accordance with the terms and conditions of such Olivetti Agreements. ATML covenants and agrees with FVC to use its best efforts to fulfill such requirements and to notify FVC within thirty (30) days of ATML's discovery of any fact that will require it to fail to met its supply obligation to Olivetti or receipt of any notice of default with respect to such obligation.

                (e) The parties recognize that in certain events, as set forth in the Olivetti Agreement, Olivetti's license of the Olivetti Technology to ATML may terminate. In such an event, Olivetti has agreed in the letter agreement (the "Olivetti Letter") attached hereto as Exhibit E, to grant FVC a direct, perpetual license to the Olivetti Technology on the same terms and conditions as ATML's sublicense to FVC under Section 3. 1 (a) above. In such an event, the parties hereby agree that FVC's obligations to Olivetti under such license shall supersede FVC's obligations to ATML, with respect to the Olivetti Technology hereunder, and that any royalty obligations of FVC to Olivetti under such license and to ATML hereunder will be apportioned between Olivetti and ATML in the proportion [ * ] so that FVC's combined royalty obligations to Olivetti and ATML shall not exceed FVC's royalty obligations to ATML hereunder.

        3.2 LICENSE TO FVC TECHNOLOGY. FVC hereby grants to ATML a perpetual, worldwide, non-sublicensable (except with respect to end-user binary code software licenses and except as permitted under Section 9.4 below) license under the FVC Technology to (i) develop the Developed Products in accordance with the Joint Development Agreement and (ii) make, have made, sell, lease, copy, modify, distribute or otherwise exploit products, including without limitation the licensed Products and the Developed Products. The license to Licensed Products shall bear a royalty as set forth in Article 5 below. Notwithstanding anything to the contrary provided herein, those items of FVC's Technology that are identified as Procured Products on Exhibit C (if any) shall not be deemed included in the rights granted ATML under this Section 3.2, other than for the right to buy such items from FVC in the form of Procured Products and for the right to incorporate them in Licensed Products made by or for ATML.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        3.3     CROSS LICENSES TO JOINTLY DEVELOPED TECHNOLOGY.

                (a) FVC hereby grants to ATML a non-exclusive, perpetual (except as provided in Section 9.1), royalty-free, non-sublicensable (except for end-user binary code software licenses and except as permitted under Section 9.4 below) worldwide license under FVC's Jointly Developed Technology to make, have made, sell, license, lease, copy, modify, distribute or otherwise exploit any product and for any other purposes whatsoever.

                (b) ATML hereby grants to FVC a non-exclusive, perpetual (except as provided in Section 9.1) royalty-free, non-sublicensable (except for end-user binary code software licenses and except as permitted under Section 9.4 below) worldwide license under ATML's Jointly Developed Technology to make, have made, sell, license, lease, copy, modify, distribute or otherwise exploit any product and for any other purposes whatsoever.

                (c) Notwithstanding the foregoing limitation on sublicensing, FVC agrees that ATML shall have the right to grant to investors holding at least 10% of ATML's equity (i.e., voting share capital) the right to lease, sell or distribute any and all products based on or incorporating the Jointly Developed Technology directly or indirectly in any market under their respective trademarks or names.

        3.4 OWNERSHIP OF JOINTLY DEVELOPED TECHNOLOGY. All Intellectual Property Rights, including without limitation copyrights, in the Jointly Developed Technology shall be jointly owned by FVC and ATML. To the extent required to confirm such joint ownership, the parties hereby agree to assign to each other an undivided one-half interest in the Jointly Developed Technology. The parties agree that each shall be free to use and commercially exploit the Jointly Developed Technology (subject to all other provisions of this Agreement), and there shall be no obligation of payment or accounting to the other therefor; provided, however, that each party shall use best efforts to give the other party prior written notice of any such use. The parties agree that the Jointly Developed Technology shall not include any inventions, or other intellectual property of any type which existed prior to the effective date of this Agreement, or which was not created by the joint efforts of the parties in connection with this Agreement.

        3.5 EXCHANGE OF INFORMATION OUTSIDE OF THE SCOPE OF THE JOINT DEVELOPMENT PROGRAM. During the term of the Joint Development Program, the parties will inform each other on their respective R&D activities in fields outside of the scope of the Joint Development Program, but related to ATM technology, in order to evaluate the desirability for both parties to extend the scope of the cooperation envisaged in this Agreement.

        3.6 DUAL EXCLUSIVITY. In consideration of the exclusive marketing rights granted to FVC hereunder, until March 31, 1995, for Europe and until December 31, 1995, for all other markets, FVC agrees not to market any product other than the Products in direct competition (i.e., with similar function, price and performance) with the Licensed Products, ATML's ATM Technology and the Jointly Developed Technology unless otherwise mutually agreed in writing with ATML. In consideration of the foregoing and FVC's other obligations hereunder, ATML agrees not to license the ATML ATM Technology or the Jointly Developed Technology or sell (except to end-users and distributors who are not OEMs or VARs with respect to the Products) licensed Products, Developed Products or Procured Products to any company whose stock is not traded on a nationally-recognized stock exchange or automated national market system where the resulting products or such products would directly compete (i.e., with similar function, price and performance) with those of FVC.

        3.7 GRANT-BACK LICENSE. Each party grants to the other party a non-exclusive, perpetual (except as provided in Section 9.1), royalty-free, non-transferable and nonsublicensable (except with respect to end-user binary software licenses and except as permitted under Section 9.4), worldwide license to make, have made, sell, license, lease, copy, modify, distribute or otherwise exploit any enhancement, derivative or modification of a Licensed Product created or reduced to practice by such party during the term of the Joint Development Program.

        3.8 MARKETING RIGHTS FOR NEW PRODUCTS. Subject to the exclusivity rights granted in Section 3.1(b) (to above, and during the term of the Joint Development Program, each party shall have non-exclusive worldwide marketing rights for all new products of the other party not constituting Products hereunder at the most favored nation pricing arrangement referred to in Section
4.2 below.

        3.9 OLIVETTI MARKETING PARTICIPATION. FVC agrees to discuss the terms of a possible marketing collaboration for the Products in Europe with Olivetti on such terms and conditions as FVC and Olivetti may mutually agree in writing.

        3.10    DELIVERY OF TECHNOLOGY.

                (a) To the extent not previously provided, upon execution of this Agreement, and no less frequently than quarterly thereafter, each of the parties shall provide the other party with all source and object code and documentation with respect to the technology covered by the licenses granted in this Article 3 and with respect to the Licensed Products, Developed Products and Procured Products, including without limitation:

                        (i) Complete electronic design materials required to produce any semiconductor parts, including tapes, Verilog files and similar materials;

                        (ii) Engineering drawings of all assemblies and schematics, and logic and timing diagrams;

                        (iii)   Complete adjustment, operational and
installation specifications;

                        (iv) Service test procedures and a list of any special tools and service test equipment designed by such party;

                        (v) Service, parts identification, service training, maintenance and operator's manuals;

                        (vi) Software and firmware source listings and related documentation when necessary to effect an interface or for maintenance purposes;

                        (vii) Engineering drawings, logic diagrams and documentation necessary for interfacing any Product to the remainder of any system in which it has been designed for use; and

                        (viii) Any other documentation concerning the operation and maintenance of any Product which will permit the other party to develop a complete set of operator and service manuals.

                (b) Such documentation shall be of the type which is used by such party's personnel, shall be in a form capable of reproduction, and shall be updated by new documentation from time-to-time as it becomes available. The other party shall have the right to copy, modify and use, and have copied, modified and used, the documentation provided by such party for the purposes of:
(i) each party utilizing the licenses granted in this Article 3; (ii) Buyer utilizing the license granted under Section 4.3 of this Agreement, provided that Buyer shall be entitled under the provisions of Section 4.3 to utilize such a license; and (iii) each party providing manuals or the like concerning the Products, provided that any copyrights therein are appropriately safeguarded, and each party shall have the right to copyright any such manuals developed by the other party in connection with its sale of the other party's Products.

                (c) The foregoing to the contrary notwithstanding, Seller shall not be required to deliver directly to Buyer the complete electronic design materials with respect to the Procured Products specified in Section 3.10(a)(i) above, but shall instead deliver them, on a timely basis (i.e., when related documentation is also delivered in accordance with Section 3.10), to a mutually satisfactory escrow agent or escrow agents pursuant to a mutually satisfactory form of escrow agreement under which the escrow agent would hold such materials for delivery to Buyer should the license for the Procured Product in question under Section 4.3 come into effect. ATML and FVC agree to negotiate in good faith and enter into such an escrow agreement or escrow agreements within 90 days of the date of this Agreement.

                                    ARTICLE 4
                     MANUFACTURING AND TECHNICAL ASSISTANCE

        4.1 TECHNICAL ASSISTANCE. To assist each other in its performance hereunder, during the term of the Joint Development Program, each party agrees to make available to the other, at the appropriate party's facilities during normal business hours, such assistance as may be reasonably required for the completion of the development work. The party receiving such assistance shall be responsible for any and all expenses associated with such assistance including without limitation reasonable travel, lodging, meal and other expenses of the providing party's employees or agents, except the compensation of the providing party's personnel. Except as otherwise provided in this Section 4.1, each party will be responsible for obtaining all the intellectual property, technology, labor, materials, tooling and facilities for the completion of the development services to be performed by it hereunder.

        4.2 MANUFACTURING; MOST FAVORED NATIONS PRICING. Seller shall manufacture or have manufactured for Seller the Procured Products. Buyer shall purchase Procured Products from Seller pursuant to the OEM Purchase Agreement. Each party may manufacture Products other than Procured Products itself or contract for such manufacture with any third party, including without limitation the other party. Any manufacturing arrangement between ATML and FVC or a third party manufacturing for either of them shall be on such terms and conditions as the parties may hereafter agree in writing; provided, however, that any such arrangement shall provide for the purchasing party to receive most favored nations pricing for any products so manufactured and purchased. In the event that either party intends to utilize a third party for manufacturing the Developed Products, the parties shall evaluate the desirability of relying upon a common manufacturer. In such a case, both parties will have the right to procure the Developed Products directly from such manufacturer at a common price.

        4.3     STANDBY MANUFACTURING LICENSE FOR PROCURED PRODUCTS.

                (a) In the event this Agreement is terminated by Buyer pursuant to Section 9.1 hereof or if Seller is, for any reason, unable to supply Buyer with Buyer's "reasonable requirements" of a Procured Product ordered by Buyer under the terms of this Agreement, Seller hereby grants to Buyer an irrevocable and non-exclusive worldwide right and license to all information, inventions, technology, developments, processes, source and object code, and other copyrightable works and designs, including without limitation any improvements, enhancements and modifications thereto, owned or controlled by Seller used or useful in such Procured Product and any other manufacturing rights of Seller necessary for Buyer to manufacture or have manufactured such Procured Product. Seller shall, under such circumstances and at such time, furnish to Buyer without cost all necessary assistance as will permit Buyer to commence manufacture of such Procured Product including, but not limited to, updating documentation with respect to such Procured Product already provided under Section 3.10 of this Agreement, along with reasonable amounts of technical assistance. In addition, Seller agrees to sell or lease to Buyer, if Buyer desires, and based on its then fair market value, tooling owned or controlled by Buyer and necessary for such manufacture of such Procured Product. The license to manufacture Procured Products, to the extent utilized by Buyer under this
Section 4.3 , shall bear a royalty as set forth in Article 5 below; provided, however, that Buyer shall not be liable for such royalty if and to the extent that Buyer also becomes liable for royalties under Section 3.1 or 3.2, as the case may be, with respect to such Procured Product by reason of Buyer exercising its rights under this Section 4.3.

                (b) For purposes of this Section 4.3, Seller shall be deemed unable to supply Buyer's "reasonable requirements" only if:

                        (i) Seller fails to deliver the entire quantity of such Procured Product ordered by Buyer for any two consecutive months; and

                        (ii) The quantity of such Procured Product that Seller delivers by the end of the third consecutive month does not cover the entire quantity of such Procured Product ordered by Buyer for the three months taken together.

                (c) For purposes of this Section 4.3, Buyer's requirements shall be deemed to be "reasonable" only if:

                        (i) On a quarterly basis, Buyer shall have provided Seller with a rolling twelve-month forecast of its requirements for such procured Product;

                        (ii) Buyer shall have issued to Seller at least thirteen (13) weeks prior to the shipment date specified by Buyer a purchase order covering its requirement for such Procured Product; and

                        (iii) Purchase Orders for Procured Products to be shipped during the month in question shall not have exceeded 150% of those forecast for such month in the last rolling forecast received by Seller.

                (d) All forecasts delivered by Buyer under subsection 4.3(c) above shall represent Buyer's current good faith estimate of its requirements for Procured Products for the periods stated.

                (e) No Buyer may claim its "reasonable requirements" with respect to a Procured Product were not met hereunder to the extent that Seller has not accepted a purchase order or has not shipped a Procured Product by reason of the fact that Buyer, after written notice from Seller thereof and thirty days to cure, is in material breach of the terms and conditions of its OEM Purchase Agreement to buy Procured Products from Seller.

        4.4 SHORTAGES OF PROCURED PRODUCTS. In the event there are any shortages of Procured Products so that the available unit volume of such Procured Products does not meet both parties' needs:

                (a) the parties will work together to help solve any design, development, manufacturing or similar problem causing such shortages; and

                (b) during the term of such shortage, the Procured Products shall be allocated half-half between the parties until at least one party's needs are met.

                                    ARTICLE 5
                                    ROYALTIES

        5.1 ROYALTY OBLIGATION. The Licensed Party shall pay to the Licensing Party a royalty based on Net Product Revenues for sales by the Licensed Party of Licensed Products that are manufactured by or for the Licensed Party in the percentages set forth below:

Year                                    Percentage of Net Product Revenues
----                                    ----------------------------------
[              *             ]

        For the purposes of calculating such royalties, the first yearly period shall commence on the date of the Licensed Party's first commercial shipment of its first Licensed Product hereunder. No royalty shall be payable hereunder on Products manufactured by the Licensing Play or on its behalf for sale to the Licensed Party.

        5.2 PAYMENT. Royalties payable hereunder shall be calculated on a calendar quarter basis and shall be due and payable in U.S. dollars by FVC and in British pounds by ATML within forty-five (45) days after the end of each quarter, beginning with the calendar quarter in which the first commercial sale of applicable Products occurs. Each royalty payment shall include a true and complete accounting of Net Product Revenues of the applicable Licensed Products during the calendar quarter.

        5.3 RECORDS, AUDIT. FVC shall keep complete and accurate records pertaining to its sale of Products for a one (1) year period following the year in which any such payments were made hereunder. ATML will have the right to engage, at its own expense, an independent, certified public accountant reasonably acceptable to FVC, to examine FVC's records to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. Such right shall be exercisable once during the one year period following the date on which the relevant payments were made.

                                    ARTICLE 6

                            CONFIDENTIAL INFORMATION

        6.1 OBLIGATION. Each party shall make available to the other party, and permit the other party access to, all the Confidential Information of such disclosing party reasonably necessary to enable the receiving party to perform its obligations under this Agreement. The receiving party agrees to keep confidential and not to use, disclose or make available for use, except in the proper performance of its duties and responsibilities hereunder or in the exercise of its rights hereunder, any Confidential Information. The receiving party agrees that any dissemination of any Confidential Information to its employees shall be only as is necessary to carry out the purposes of this Agreement, shall be limited to the maximum extent possible consistent with carrying out such purposes, and shall be limited to these employees who have agreed to be bound by the receiving party's confidentiality and non-use obligations.

        6.2 RETURN OF MATERIALS. The receiving party shall, at any time upon the disclosing party's request, promptly deliver to the disclosing party or its designee all tangible property which has been furnished to the receiving party by the disclosing party or which evidences,


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

constitutes, embodies or reflects any Confidential Information. Such property shall include, without limitation, all property in which the disclosing party has ownership rights pursuant to Section 3.3 above at whatever stage of completion such property may be as of such termination.

        6.3 INJUNCTIVE RELIEF. Each party agrees that remedies at law are inadequate to protect against any breach of this Article 6. Accordingly, the disclosing party may seek or obtain injunctive relief against any such breach or threat thereof in addition to any other legal remedies which may be available, and the receiving party hereby consents to the granting of injunctive relief, whether temporary, preliminary, or final, in favor of the disclosing party without proof of actual damages and without the necessity of posting a bond or other security.

                                    ARTICLE 7
                          REPRESENTATIONS AND WARRANTS

        7.1     WARRANTIES BY ATML. ATML represents and Warrants that:

                (a) the ATML Technology (excluding the Olivetti Technology) and the Jointly Developed Technology to be developed by ATML hereunder are and shall be original works and ATML is not currently aware of any infringement of rights of any third party by the ATML Technology;

                (b) ATML owns and possesses all right, title and interest in and to all Intellectual Property Rights related to such ATML Technology and such ATML Jointly Developed Technology and such are subject to no liens, encumbrances, security interests or the like of any kind whatsoever;

                (c) ATML will not use any trade secrets or confidential or proprietary information owned by any third party in performing its services and obligations under this Agreement;

                (d) ATML's entering into and performance of this Agreement does not contravene the terms, provisions or conditions of any instrument or contract by and between ATML and any other party, including, without limitation, the Olivetti Agreement, a true and correct copy of which is attached as Exhibit D;

                (e) ATML is under no obligation or restriction, nor will ATML assume any such obligation or restriction during the term of this Agreement, which would in any way interfere or be inconsistent with or present a conflict of interest concerning the services to be furnished by ATML under this Agreement; and

                (f) ATML has the full right, power and authority to enter into this Agreement.

        7.2     WARRANTIES BY FVC. FVC represents and warrants that:

                (a) the FVC Technology and the Jointly Developed Technology to be developed by FVC hereunder are and shall be original works and FVC is not currently aware of any infringement of rights of any third party by the FVC Technology;

                (b) FVC will own and possess all right, title and interest in and to all Intellectual Property Rights related to such FVC Jointly Developed Technology and such are subject to no liens, encumbrances, security interests or the like of any kind whatsoever;

                (c) FVC will not use any trade secrets or confidential or proprietary information owned by any third party in performing its services and obligations under this Agreement;

                (d) FVC's entering into and performance of this Agreement does not contravene the terms, provisions or conditions of any instrument or contract by and between FVC and any other party;

                (e) FVC is under no obligation or restriction, nor will FVC assume any such obligation or restriction during the term of this Agreement, which would in any way interfere or be inconsistent with or present a conflict of interest concerning the services to be furnished by FVC under this Agreement; and

                (f) FVC has the full right, power and authority to enter into this Agreement.

                                    ARTICLE 8
                INDEMNITY AND INFRINGEMENT OF THIRD-PARTY RIGHTS

        8.1     INDEMNITY OBLIGATION.

                (a) Each party agrees to indemnify and hold the other party harmless from and against any and all damages, claims, losses or liabilities, including without limitation attorneys' and other professional fees, resulting from any breach by such indemnifying party of any of the representations, warranties or covenants set forth herein.

                (b) Each party agrees to indemnify and hold the other party harmless from and against any and all damages, claims, losses or liabilities, including without limitation attorneys' and other professional fees, resulting from the infringement of the rights of any third party by any of the Licensed Technology licensed by such party to the other party and by any of the Jointly Developed Technology developed by such party hereunder; provided, however, that such indemnification shall be limited to the offset by the other party of not more than fifty percent (50%) of the royalties owed to such party by the other party under the royalty provisions of Sections 3.1, 3.2, 4.3 and Article 5 hereof.

        8.2 OPTIONS. Should any applicable product become or, in the indemnifying party's opinion, be likely to become the subject of a claim of infringement of a third party's Intellectual

Property Rights, the indemnifying party may, at its option and expense either
(a) procure for the indemnified party the necessary rights to make the use of such product noninfringing or (b) replace or modify such product such that the indemnified party may use such product without infringing upon any such third party's rights.

        8.3 CONDITIONS PRECEDENT FOR INDEMNITIES. The obligation of the indemnifying party to indemnify the indemnified party under Section 8.1 is conditioned upon (a) the indemnified party giving prompt notice of a claim to the indemnifying party, (b) the indemnifying party receiving the full cooperation of the indemnified party in connection with the defense of such claim (at the indemnifying party's expense), and (c) the indemnifying party having the right to control and direct the investigation, preparation, defense and, upon the consent of the indemnified party not to be unreasonably withheld, settlement of such claim. The indemnified party may participate in such action at its own expense through separate legal counsel.

                                    ARTICLE 9
                                   TERMINATION

        9.1     TERMINATION.

                (a)     Either party may terminate this Agreement upon sixty
(60) days' written notice for material breach by the other party of any other term, condition, obligation or warranty under this Agreement, if said breach is not cured during said sixty (60) day period.

                (b) If a party becomes insolvent or bankrupt, makes an assignment for the benefit of creditors, has a trustee or receiver appointed for it, becomes the subject party of any voluntary or involuntary insolvency, bankruptcy or reorganization proceeding, which, in the case of any involuntary proceeding, is not dismissed within sixty (60) days after it is commenced, or discontinues its business, then the other party may terminate this Agreement effective immediately upon giving written notice to such party. All rights and licenses granted to the parties under or pursuant to this Agreement are and shall be deemed to be, for purposes of Section 365(n) of the U. S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

                (c) In event of a dispute arising under this Agreement, both party's rights and obligations will continue during the pendency of such dispute.

        9.2 EFFECT OF TERMINATION. In the event that a party terminates this Agreement for breach by the other party pursuant to Section 9.2(a) above, the licenses granted hereunder to the non-breaching party shall survive.

        9.3 SURVIVAL. Section 4.3 [Standby Manufacturing License for Procured Products] and Articles 5 [Royalties], 6 [Confidential Information]; 7 [Representations and Warranties] and 8 [Indemnity and Infringement of Third-Party Rights] will survive any termination of this Agreement.

        9.4 ASSIGNMENTS AND SUBLICENSES. The licenses granted under Section 3 hereof may not be assigned, transferred or sublicensed in any manner without the prior written consent of the other party, which consent shall not be unreasonably withheld. FVC hereby consents to the sublicense by ATML of all of ATML's right under Section 3.3(a) to Olivetti.

                                   ARTICLE 10
                                  MISCELLANEOUS

        10.1 ASSIGNMENT. During the term of the Joint Development Program, neither this Agreement nor any right or obligation arising hereunder may be assigned or subcontracted by either party in whole or in part, without the prior written consent of the other party. This Agreement shall be binding upon any permitted assignee and inure to the benefit of the successors and assigns of each of the parties hereto.

        10.2 FORCE MAJEURE. If performance of this Agreement or of any obligation hereunder is prevented, restricted or interfered with by: fire or other casualty or accident; strikes or labor disputes; war or other violence; unavailability of or delays in procuring materials (including without limitation semiconductor chips), power or supplies; any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental or intergovernmental agency or body; or any other act or condition whatsoever beyond the reasonable control of the party affected thereby, the party so affected shall be excused from such performance during the time such prevention, restriction or interference persists so long as such party takes all actions available to it to limit the duration of such prevention, restriction or interference.

        10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits hereto which are incorporated herein by reference, sets forth and constitutes the entire, exclusive and complete agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations, oral or written, made by either party to the other concerning the subject matter hereof and terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized officers of both parties hereto.

        10.4 NOTICES. Unless otherwise specified herein, all notices, approvals and other communications hereunder shall be in writing and shall be delivered personally or by telex or telefax or mailed by registered or certified mail, first class, postage prepaid, to the parties hereto at their addresses specified herein, subject to the right of either party to change its address by written notice. Any communication required or permitted hereunder shall be deemed delivered upon personal delivery, twenty-four (24) hours after telex or telefax transmission, or ninety-six (96) hours after deposit in any official post box.

        10.5 GOVERNING LAW AND CONSTRUCTION. This Agreement shall be governed in all respects by the laws of the State of California, excluding choice of law rules and the U.N. Convention on the Sale of Goods.

        10.6 SEVERABILITY. Should any provision of this Agreement be held to contravene any law or regulation or be unenforceable, then such provision shall be automatically terminated to the extent of such contravention or unenforceability and performance thereof by the parties waived, and such provision to the extent not in such contravention or unenforceable and all other provisions of this Agreement shall continue in full force and effect.

        10.7 NO WAIVER. No waiver of any right by either party under this Agreement shall be deemed effective unless contained in a writing signed by such party, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

        10.8 SECTION HEADINGS. The titles and subtitles used in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

        10.9 INDEPENDENT CONTRACTOR. Each party is an independent contractor and nothing herein shall be deemed to constitute the parties hereto as partners or joint venturers or similarly related, and neither party shall have the right to bind the other in any respect. Personnel supplied by each party will be deemed employees of such party and will not, for any purpose, be considered employees or agents of the other. Each party assumes full responsibility for the actions of such personnel hereunder and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes), worker compensation, disability benefits and any other form of compensation or benefit. Each party shall defend, indemnify and hold the other harmless from and against any claim, demand, liability, damage or loss (including without limitation attorney's and other professional fees) with respect to those items described in the immediately preceding sentence or any other item of any nature relating to any personnel of the party performing services hereunder.

        10.10   DISPUTES.

                (a) In the event that any claim, dispute or controversy ("Dispute") arises between the parties regarding the performance, interpretation, application or enforcement of this Agreement, including, but not limited to, any action in contract or tort, at equity or at law, the chief executive officers of the parties shall through informal, good faith negotiations attempt to resolve the Dispute. Upon failure of the parties to so resolve the dispute within ten (10) business days following receipt by one party from the other of written notice of the Dispute, which notice shall refer to this Section 10.10, the Dispute shall be referred to mediation.

                (b) In the event a Dispute is referred to mediation, the parties shall select a mediator within ten (10) business days of the termination of their good faith negotiations. The mediator shall have the duty to submit a possible resolution of the dispute to the parties, which will consider it in good faith. The mediation shall be commenced within ten (10) business days of the selection of the mediator and shall be concluded within twenty (20) business days of such commencement.

                (c) Should any Dispute remain after the earlier of (i) completion of the twostep resolution process set forth above or (ii) forty-five
(45) business days of receipt by one party from the other of the written notice of the Dispute referred to in subsection 10.10(a) above, the Dispute may, if the parties mutually agree in writing, be resolved by binding arbitration. Should the parties agree to binding arbitration, such arbitration shall be conducted in such manner, following such procedures, with such arbitrators and at such location as the parties may mutually agree.

                (d) Any litigation initiated by ATML against FVC must be initiated by ATML in a state or a federal court in the city of San Jose, Santa Clara County, California, USA. Amy litigation initiated by FVC against ATML must be initiated in The High Court of Justice, Chancery Division, London, England, UK. The parties hereby agree to the exercise of jurisdiction over them by such tribunals.

                (e) In the event either litigation and/or binding arbitration is initiated, the prevailing party in the litigation and/or arbitration shall be entitled to its reasonable attorney's fees and costs in addition to any other relief to which that party may be entitled.

                (f) Any deadlines in this Section 10.10 may be extended only with the mutual written consent of the parties.

                (g) The provisions of this Section 10.10 shall not preclude either party from seeking immediate injunction relief in the event of breach of
Article 6 by the other party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       FIRST VIRTUAL CORPORATION


                                       By: /s/ RALPH UNGERMANN

                                       Title: CEO

                                       ADVANCED TELECOMMUNICATIONS
                                       MODULES LIMITED


                                       By: /s/ HERMANN HAUSER

                                       Title: Chairman

                                       24/2/94

Exhibits

A - Technology to be Licensed per Royalty Schedule
B - Joint Development Program
C - Procured Products
D - Olivetti Agreement
E - Olivetti Letter

ATM Ltd.  Exhibits for ATM and FVC Agreement


                                    Exhibit A


             EXISTING TECHNOLOGY TO BE LICENSED PER ROYALTY SCHEDULE


To be mutually updated quarterly

ATM's existing technology

1       Desk mounting 4 Port ATM switches

2       Desk or rack mounting 8 port ATM switches

3       Active switch backplanes using slotted access

4 Bidirectional co-axial cable to monomode and multimode dual fiber converters

5       ATMOS card - general purpose computer with built-in ATM interface

6       PC compatible ATM network adapter

7       PC compatible ARM powered ATM network adapter

8       DEC TurboChannel ATM network adapter

9       ATM Camera - multiple input camera module with ATM interface

10      ATM Audio - 4 channel audio card, A/D & D/A with DSP & ATM interface

11      Disc Brick - self-contained file server with RAID, NFS and ATM interface

12      ATM Serial - 8 line serial (RS232) adapter with ATM network interface

13 ATM Ethernet and SCSI - ATM0S card adapter with Ethernet and SCSI interfaces

14      CAP 16 UTP transceiver prototype card

15      25.6 Mbit UTP transceiver prototype card

16      DS3/E3 45/34 Mbps ATM ATMOS card adapter

17 ATOM chip design and VLSI specification incorporating ARM processor core, memory, DMA logic, I/O ports and ATM network interfaces

18      BootROM image development environment incorporating hardware self-test

19      ATMos development system with software cross tools for UNIX

20      ATMos kernel with ATM code, library, SAR and switching

21      Basic self-routing server in network topology self determination

22      ATMos filing system software


FVC's existing technology

1       None

ATM Ltd.  Exhibits for ATM and FVC Agreement

                                    EXHIBIT B

                           JOINT DEVELOPMENT PROGRAMME


To be mutually updated quarterly


ATM will be responsible for:

1 Discrete version of ATOM Chip functionally software equivalent. Interim solution pending ATOM Chip availability. Required to allow prototyping and early product availability

2       ATOM chip implementation

3       Cost-reduced FPGA version of ATMOS card with DRAM

4       UTOPIA implimentations of transceivers

5       155 Mbps STP STS-3 (based on Saturn or Saturn Lite chips or similiar)

6 ATMos stand alone low-level manager code. Resides in at least one of the switches in a system and provides booting etc services for the others

7       SSCOP protocol (stream protocol under Q93B)

8       Q93B/F signalling software implementation

9 Inband QoS software. Per-VCI loss priority and delay priority and BECN handling

10      ILMI mangement hooks in ATMos basic ATM code

11      Specification of internal protocol between ATML-C9 and FVC-E2

12 Updates and upgrades (including cost reduction) to basic disk brick hardware

13      NFS interface software

14      Real time transport (multimedia) protocol software API

15      Alternative API for value-add resident software

16      Office area switch based on existing ATML 4 port technology

17      Office area switch based on existing ATML 8 port technology

18 Various Hub configurations built from office area switch building blocks and ATMos components. These switching modules should allow mixing and matching of transceiver modules at the generic I/O ports so as to flexibly meet customer demand.

ATM Ltd.  Exhibits for ATM and FVC Agreement

FVC will be responsible for:

1 LAN Emulation protocol software (per ATM Forum) resident over signalling layer

2       Host NDIS driver to ATM adapter

3       Host ODI driver to ATM adapter

4       Hub management software tie-in to existing LAN environments

5 Integration of management software into Synoptics and Cabletron environments

6       Ethernet transparency module (Ethernet frames <-> ATM cells) for Adapter

7 Ethernet transparency module (Ethernet frames <-> ATM cells) for Hub/Switch

8       ISA bus adapter based on existing ATML technology

9 EISA bus adapter based on existing ATML technology (if market need exists)

10      PCI bus adapter based on existing ATML technology

11      Native ATM device driver to each of these adapters

12 Hub enclosures, power supply, backplane, mechanical specifications, form factors

13 Basic 8/16/24 port switching hubs based on ATML's switching modules in various configurations ie. mix of 25.6 Mb/s ports 100 Mb/s ports etc.

14      Interoperability with other switches eg. FORE, Synoptics etc

15 Hub management hardware module (may not be required in basic configurations)

16      SNMP embedded agents with proxy to ILMI agents

17      Proprietary (enterprise-specific) MIB extensions

18      Interoperability with ATM management stations SNMP monitoring tools

19      Advanced "managing module" functionality as value-add module

20      SNMP 2 embedded agents (if market moves in this direction)

21      Value-add embedded agents (RMON gauges policy security)

22      UNIX management applications under HPOpenView

23      UNIX management applications under NV/6000 (if market need exists)

24 UNIX management applications under SunNet manager (if market need exists)

25      Value-add management applications eg. integrated bandwidth management

ATM Ltd.  Exhibits for ATM and FVC Agreement

                                    EXHIBIT C

                                PROCURED PRODUCTS

To be mutually updated quarterly


1       ATOM chips

2       Transceiver chips

3       ATMos software kernel

                                                                      Schedule 5
                                                                      0093011003


                  LICENSE AND TECHNICAL CO-OPERATION AGREEMENT
                               FOR ATM TECHNOLOGY


THIS AGREEMENT is made on 3 Dec., 1993 ("Effective Date") by and between

(1) ING. C. OLIVETTI & C., S.p.A., whose registered office is at Via Jervis 77, 10015 Ivrea, Italy ("Olivetti"), acting together with its controlled company OLIVETTI RESEARCH LIMITED, whose registered office is at 24A Trumpington Street, Cambridge CB2 1QA, England ("ORL"), and

(2) ADVANCED TELECOMMUNICATIONS MODULES LIMITED whose registered office is at Home Farm, Fowlmere Road, Heydon, Nr Royston, Herts, SG8 8PZ ("the Company")

RECITALS

(A) The Asynchronous Transfer Mode ("ATM") has recently become the prevailing technological choice for high speed communication in telephony and for computer local area networks.

(B) Olivetti through its controlled company ORL has developed hardware and software for use in connecting computers and telephony using the ATM technology, and owns extensive know-how and technical knowledge in the field of ATM technology.

(C) The Company has been established to develop and market a range of products and services using the ATM technology for home and office use.

(D) Olivetti and the Company have agreed to co-operate in the development of ATM technology on the terms of this Agreement.

(E) Olivetti and the other subscribers of the Company are parties to the Subscription Agreement, as hereinafter defined.

NOW IT IS AGREED as follows:

1.       Definitions

In this Agreement the following expressions bear the meanings set out below:

1.1 "ATM Technology" means the technology of the Asynchronous Transfer Mode, a description of which is provided in Exhibit A attached hereto.

1.2 "ATMos" means the real time operating software on which the Company intends to base its ATM Technology.

1.3 "Licensed Technology" means the technical information available to ORL on the Effective Date which pertains to the ATM Technology and which is either

         (i)     fully owned by Olivetti or its Subsidiaries, or

         (ii) licensed to Olivetti or its Subsidiaries and sub-licensable to the Company hereunder without any further payment by Olivetti to any third party.

1.4 "Licensed IPRs" means patents and patent applications (including utility models but excluding registered or unregistered designs), unpatented inventions, copyrights and topography rights which underly the Licensed Technology and are

         (i)     fully owned by Olivetti or its Subsidiaries, or

         (ii) licensed to Olivetti or its Subsidiaries and sub-licensable to the Company hereunder without any further payment by Olivetti to any third party.

1.5 "Subsidiary" of any party means any corporation or other business entity now or hereafter controlled by such party, where "to control" an entity means to own, directly or indirectly, the majority of the shares or ownership quotas in such entity entitled to vote for the election of the Board of Directors or other similar managing body, or otherwise to own a number of shares representing the right to nominate the majority of the members of the Board of Directors.

1.6 "Subscription Agreement" means the agreement dated November 30, 1993 among the Company, Olivetti and the other subscribers of the Company regarding among other things subscription of the Company's shares.

1.7 "Option Exercise Date" means the date on which Olivetti exercises the Option defined in Section 8(1) of the Subscription Agreement.

2.       Licence Grant

2.1 In consideration of the rights granted to Olivetti by Company pursuant to the Subscription Agreement and Section 3.2 and of other consideration the receipt of which Olivetti hereby grants to the Company a non exclusive, worldwide licence to use, make, have made, sell, lease and otherwise exploit without limitation (including the grant of sub-licences) and without limit in time any hardware and/or software product based upon the Licensed Technology and the Licensed IPRs.

2.2 Olivetti will cause ORL to transmit, and ORL will transmit, promptly upon execution of this Agreement, the Licensed Technology to the Company in the form in which it is currently available to ORL.

2.3 Olivetti retains the right to make, have made, use, sell, lease and otherwise exploit including the grant of licenses to Olivetti's Affiliates) equipment based on the Licensed Technology and the Licensed IPRs as an integral part of Olivetti's products. Notwithstanding the foregoing, Olivetti and its Affiliates shall not exercise the right to make or have made equipment based upon the Licensed Technology and the Licensed IPRs as long as the Company fills the requirements of Olivetti and Olivetti's Affiliates for such equipment in accordance with Olivetti's specifications, quality, delivery time and other material purchasing terms and conditions and is competitive with any other external or internal source available to Olivetti for such equipment.

3.       The Co-operation

3.1 During the term of this Agreement, Olivetti will cause ORL to co-operate, and ORL will co-operate, with the Company by assisting it upon the latter's request in the development of the ATM Technology. The costs incurred by ORL for such assistance shall be charged to the Company on a monthly basis. Reciprocally, in the event that Olivetti requests, pursuant to a written purchase order, any support from the Company, Olivetti will pay for the costs of such assistance on a monthly basis.

3.2 Subject to the second sentence of Section 2.3, each party hereby grants to the other party, for itself and its Subsidiaries, a non-exclusive, worldwide, royalty-free licence to use (and to sub-licence) on the respective products without limit in time any improvement made by such party to the Licensed Technology and the Licensed IPRs prior to the Option Exercise Date.

4.       Infringement of Rights

4.1 In the event that either Olivetti or the Company becomes aware of or suspects any infringement problem relating to the products of the Company, then the party so discovering or suspecting infringement shall inform the other party and cooperate at Company's expense in studying possible resolutions of the problem.

5.       Disclaimer of Warranties

5.1 The Licensed Technology transmitted to the Company hereunder is furnished "as is" and neither Olivetti nor ORL makes any warranties, expressely or impliedly, written or oral, statutory or otherwise, with respect thereto.

         By way of example but not of limitation, neither Olivetti nor ORL makes any representation or warranty as to merchantability, fitness for purpose, absence of errors or defects, or absence of infringement of third party intellectual property rights. The Company will indemnify Olivetti in connection with any claim made by any third party alleging that any product or service of Company infringes any IPR of a third party. In no event shall Olivetti or ORL be liable to the Company for damages of any kind.

6.       Duration

6.1 This Agreement shall continue in force until 31st December 1998 or until the Option Exercise Date, whichever comes first. The licenses granted by each party to the other party hereunder shall continue on a fee-free basis after expiration hereof.

7.       Termination

7.1 This agreement may be terminated by Olivetti by written notice to the Company in case of a material default of the payment obligations hereunder or of any other material obligations of Company hereunder, if such breach is not cured within sixty (60) days after Olivetti's written notice of default to the Company. Either party shall have the right to terminate this Agreement if the other has a receiver or administrative receiver over the whole or any part of its assets or if an order is made or a resolution passed for winding up of the other party or if the other party shall enter into a voluntary arrangement with its creditors or suffer an administration order to be made against it but termination shall not affect any rights granted to that other party hereunder which are either expressly or by implication irrevocable.

8.       Notices

8.1 All notices or other communications which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address and/or for the attention of such other person as the recipient may designate by notice given in accordance with the provisions of this clause. Any such notice or communication may be delivered personally or sent by first class prepaid registration letter or by facsimile transmission and shall be deemed to have been served if by personal delivery when delivered, if by first class post 48 hours after posting and if by facsimile transmission at the time of despatch. If a notice or other communication shall otherwise become effective on a day which is not a business day such notice or other communication shall become effective at 9.00am GMT upon the next following business day.

9.       Law

9.1 This Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts.

10.      Invalidity

10.1 If any term or provision in this Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

11.      Assignment

11.1 None of the rights and obligations of the parties under this Agreement shall be capable of assignment without the prior written consent of each of the parties hereto to such assignment and provided that if such consent is given such assignee shall be first obliged to adhere to the terms of this Agreement as though an original party hereto in place of the assignor. For the avoidance of doubt any permitted transfer as aforesaid shall not in the absence of such prior written consent result in any transfer of rights or obligations hereunder.
         Any person bound to adhere to the terms of this Agreement shall be required by the parties hereto to execute such deed of adherence or other deed as shall be requisite.

IN WITNESS WHEREOF the parties have executed this Agreement as a Deed on the date first set out above.

Executed and delivered as a deed
by ING. C. OLIVETTI & C., S.P.A
in the presence of:
                                       _______________________________

                                       _______________________________


Executed and delivered as a deed
by OLIVETTI RESEARCH LIMITED
in the presence of:
                                       _______________________________

                                       _______________________________

Executed and delivered as a deed
by ADVANCED TELECOMMUNICATIONS
MODULES LIMITED
in the presence of:

                                       _______________________________

                                       _______________________________

                                   Exhibit A

Hardware

ATMos card
ATMos RAM card

4x4 switch
8x8 switch
         backplane
         twin line card

AToMic extender card
AToMic to XSI bus adapter
ATMos audio card
ATMos audio backplane
ATMos camera card set
X51 5-slot backplane

Coax/fibre converter

Archimedes ATM podule
ISA bus ATM card
IPA board
X$1 ATM interface
XSI midi interface
R3DAM board

Software

ATMos source and support tools
         kernel
         libraries
         device drivers
         device handler processes
         bootstrapROM code
         ARM assembler
         linker
         system build tools

ATMos documentation

4x4 switch code
8x8 switch code

Unix-hosted boot server code

First Virtual Corporation
3233 Octavious Drive
Suite B
Santa Clara, CA 96054
U.S.A.

Advanced Telecommunications
Modules Limited
Home Farm
Fowlmere Road
Heydon, Nr. Royston, Herts
SG8 8PZ England

                                                             February 18th, 1994




Gentlemen,

We refer to the Development and License Agreement (the "Agreement") currently being finalized between First Virtual Corporation ("FVC") and Advanced Telecommunications Modules Limited ("ATML").

The license granted by ATML to FVC under Section 3.1(a) of the Agreement includes a sublicense of certain Olivetti Technology (as defined in the Agreement) licensed by Ing. C. Olivetti & C., S.p.A. ("Olivetti") to ATML under the Olivetti License (as defined in the Agreement). You have expressed concerns that in the event of a termination of the Olivetti License, also the sublicense granted by ATML to FVC would terminate.

We hereby agree that in the unlikely event of termination of the Olivetti License, Olivetti shall, automatically and without further action necessary by either Olivetti or FVC, grant a perpetual license to the Olivetti Technology directly to FVC under the same terms and conditions as the sublicense to the Olivetti Technology granted by ATML to FVC under the Agreement.


                                       1.

In such an event, all the parties agree that FVC's obligations to Olivetti under such license will supersede FVC's obligations to ATML with respect to the Olivetti Technology under the Agreement, and that any royalty obligations of FVC to Olivetti under such license and to ATML under the Agreement will be apportioned between Olivetti and ATML in the proportion [ * ], so that FVC's combined royalty obligations to Olivetti and ATML shall not exceed FVC's royalty obligations to ATML under the Agreement.

We ask you to sign and return the enclosed copy of this letter to confirm your acceptance of the foregoing.

Very truly yours,

                                       Ing. C. Olivetti & C., S.p.A.

                                       /s/
                                       --------------------------------------


Agreed:

First Virtual Corporation


/s/
------------------------------------

Advanced Technology Modules Limited


/s/
-------------------------------------




[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       2.

                                                                      0095003003

                                 AMENDMENT NO. 1
                      TO DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 1 is entered into as of the 3rd day of March, 1995 by and between First Virtual Corporation ("FVC"), a California corporation, and Advanced Telecommunications Modules Limited ("ATML"), a corporation organized under the laws of England.

                                    RECITALS

WHEREAS, FVC and ATML are parties to a Development and License Agreement dated 25th February 1994 (the "Agreement") providing for the grant of certain licenses by either party to the other party under the respective technologies and for the joint development of certain products; and

WHEREAS, the parties wish to restructure their business relation with the aim to complementing and enhancing their respective strengths, avoiding duplications and speeding up the respective activities, while at the same time:

(a) maintaining the separate corporate image and identity of the two parties;

(b) giving each party the full freedom to conduct its business, including without limitation establishing marketing strategies, building up sales channels, entering into new alliances with third parties and making agreements with anybody; and

(c)     safeguarding the right of the parties to compete on the marketplace;

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. The addresses of ATML and FVC in the Headings of the Agreement are changed as follows:

               Advanced Telecommunications Modules Limited
               Mount Pleasant House
               2 Mount Pleasant
               Huntingdon Road
               Cambridge, CB3 OBL
               United Kingdom

               First Virtual Corporation
               3393 Octavius Drive
               Santa Clara, CA 95054, U.S.A.

2. The end date of the Joint Development Program provided in Section 2 of the Agreement is changed from the second anniversary of the Agreement to February 25, 1995.

        There shall be no further exchange of technology beyond the technology already received by the parties from each other as of February 25, 1995. All technology obtained by the parties from each other prior to February 25, 1995, other than ATML's ATMos Software Kernel, as defined in paragraph 4(b) below, shall be considered ATML's ATM Technology or jointly Developed Technology, as appropriate, under the Agreement and shall be subject to the licenses granted, and any restrictions thereto, contained in Article 3 of the Agreement, as amended hereby.

3. The exclusivity granted by ATML to FVC under Section 3.1(b) of the Agreement, as well as the provisions of Section 3.6 of the Agreement titled "Dual Exclusivity", are hereby terminated as of February 25, 1995. All licenses granted by either party to the other party under the Agreement shall continue after February 25, 1995 on a non-exclusive basis, subject to the royalties set forth under Article 5 of the Agreement.

4. (a) Each party shall make available for sale to the other party the Procured Products listed in Exhibit C attached to the Agreement, as well as any other products that the Parties may agree to procure from each other. Any Procured Products, as well as any other product the parties may agree to procure from each other, will be sold at "most favored nation pricing" as defined in paragraph 6 hereof, and in accordance with such reasonable and reciprocal terms and conditions as the parties may mutually agree.

        (b) ATML hereby grants to FVC a perpetual, worldwide, non-exclusive, non-sublicensable license, for the fees specified in paragraph 4(c) below, to use, maintain and support ATML's ATMos Software Kernel, as described in Section 1 of ATMos Document No. IV titled "The ATMos Core" and authored by L. J. French of Olivetti Research Ltd. in December 1993 and subsequently delivered by ATML to FVC (the "ATMos Software Kernel"), as Procured Product under the Agreement in conjunction with FVC's production, sale and distribution of Licensed Products under the Agreement.

        (c) The following fees, which ATML represents is its "most favored nation pricing" for the ATMos Software Kernel, shall apply (with fees expressed in United States dollars and years being calendar years):

        [      *      ]

        (d) The provisions of Sections 5.2 and 5.3 and Articles 6 through 10 of the Agreement shall apply to the license of the ATMos Software Kernel by ATML to FVC under this paragraph 4, as if set forth in full herein.

        (e) FVC will offer to ATML for distribution and resale its Media Operating System (MOS) software product line, as commercially available from time to time during the term of this Agreement, at "most favored nation pricing" under paragraph 6 hereof and upon FVC's standard terms and conditions for United States and for international distributors of its MOS software product line, as appropriate.

5. ATML hereby waives any royalty which would be due to it by FVC pursuant to Article 5 of the Agreement with respect to Licensed Products sold by FVC prior to May 1st, 1996.

6. The term "most favored nation pricing" set forth under Section 4.2 of the Agreement and paragraph 4 hereof is hereby defined to mean that the prices charged by the selling party to the purchasing party for a product shall be no higher than those charged by the selling party to any third party for the same or any substantially similar product in similar quantities and under commercially equivalent terms and conditions.

7. The Agreement shall expire as of August 25, 1996 unless extended by mutual agreement in writing, except that the licenses granted by each party to the other party under Article 3 of the Agreement (as amended hereby) shall survive such expiration perpetually and the royalty


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        obligations set forth under Article 5 of the Agreement shall survive until January 3, 2000 (which is five years from the date of FVC's first commercial shipment of a Licensed Product). Any transaction between the parties after February 25, 1995 will be at arms' length.

8. This Amendment becomes effective upon execution by the parties. Except as amended hereby, the Agreement remains in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.


FIRST VIRTUAL CORPORATION              ADVANCED TELECOMMUNICATION
                                       MODULES LIMITED

By: /s/ Ralph K. Ungermann             By: /s/ Hermann Hauser
Name: Ralph  K. Ungermann              Name: Hermann Hauser
Title: Chief Executive Officer         Title: Chairman